EX-99.14.a

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference to us as the independent registered accounting firm under the headings “Auditors” and “Financial Highlights” in this Prospectus/Information Statement on Form N-14 relating to The International Fixed Income Portfolio (a portfolio of Delaware Pooled Trust) and Delaware Investments International Bond Fund (a portfolio of Delaware Group Advisor Funds).

/s/Pricewaterhouse Coopers LLP
Philadelphia, Pennsylvania
June 14, 2011